EXHIBIT 10.13

                         THORNTON ASSIGNMENT AGREEMENT

        THORNTON ASSIGNMENT AGREEMENT, dated as Of November 29, 1995, between Internationale Nederlanden Bank N.V., a corporation organized under the laws of The Netherlands (the "Assignor") and Reading & Bates Offshore, Limited, a corporation organized under the laws of the state of Oklahoma, U.S.A. (the "Assignee").

                              W I T N E S S E T H:

              WHEREAS, The Connecticut National Bank, a national banking association, as successor trustee to The First National Bank of Boston, a national banking association, not in its individual capacity but solely as trustee under the Trust Agreement (the "Owner Trustee"), has issued its 15% Secured Notes due December 7, 1999 (Reading & Bates "C. E. Thornton" Equipment Trust) (the "Notes") pursuant to the Trust Indenture and Security Agreement, dated December 7, 1984, as amended and restated as of March 27, 1991 (the "Indenture"), between the Owner Trustee and State Street Bank and Trust Company of Connecticut, National Association, a national banking association, as trustee thereunder (the "Indenture
  Trustee") (capitalized terms used herein which are defined in the Indenture are used herein with the same meaning); and

              WHEREAS, Assignee desires to purchase all of Assignor's rights, title and interest in and to such Notes equivalent to the future payment of Alternative Basic Hire (or Regular Basic Hire) under the Charter;

              NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, it is agree follows:

              1. Assignment. Assignor hereby sells to Assignee, and Assignee hereby purchases from Assignor all of Assignor's rights, title and interest in and to the Notes (the "Assignment") for an aggregate price of USD 19,337,141.46 (less the principal portion of all Charter Payments (as defined in the Charter Payments Guaranty) made with respect to the "C.
  E. THORNTON" Equipment Trust).

              2. Payments on Assignment. Assignor shall instruct the Indenture Trustee in compliance with Section 2.04 of the Indenture to pay directly to Assignee all, payments of principal and interest on the Notes held by such Holder to which the Assignment entitles Assignee.

              3. No Recourse. (a) Assignor makes no representation or warranty, and shall have no responsibility, liability or obligation to Assignee, with respect to (i) any statement, warranty or representation made in or in connection with the Indenture or Charter, (ii) the financial condition of the Owner Trustee, Charterer, any of their respective affiliates, any guarantor or other person or entity, (iii) the performance or observance of any of the terms, covenants or conditions of the Indenture or Charter, (iv) the due execution, legality, validity, enforceability, value, genuineness, sufficiency, collectibility, filing, recording of or with respect to, or taking of any other action with respect to, the Indenture or Charter or any collateral therefor, or (v) any other matter relating to the Owner Trustee, Charterer, any guarantor, the Indenture, the Charter, any collateral therefor or any other document not specifically set forth herein.

              (b) Assignor shall not be deemed to be a trustee, agent or other fiduciary for Assignee in connection with the Notes, the Indenture, the Charter or any collateral therefor and shall not be liable to Assignee with respect to any error of judgment or anything Assignor may do or omit to do in relation to the Notes, the Indenture or the Charter or any collateral therefor.

              (c) Assignor shall have no obligation to make any claim against, or to assert any lien upon, any property of the Owner Trustee, Charterer or any Guarantor, any of their respective affiliates, any other guarantor or other person or to assert any offset thereagainst.

              5. No Collateral. Assignee shall have no interest in any property taken by the Owner Trustee, the Indenture Trustee or the Holders as collateral for the Notes or Regular Basic Hire or Alternative Basic Hire or any other loans or extensions of credit made to or for Charterer, the owner Participant, the Assignor or any other person or entity by an Assignor or any of its affiliates, or in any property which in any way may hereafter become collateral for or otherwise available for payment of the Notes or Regular Basic Hire or Alternative Basic Hire.

              6. No Rights Against Owner-Trustee, Indenture Trustee, Charterer. etc. Assignee acknowledges that it does not have, and agrees not to assert or seek to exercise as a result of the Assignment hereunder, any legal right or claim against the Owner Trustee, the Indenture Trustee, Charterer, the Owner Participant, the Holders or an Guarantor or other guarantor with respect to the Indenture, the Charter or the Notes, including, without limitation, any right to give instructions under the Indenture to the Owner Trustee or the Indenture Trustee.

              7. Reimbursement for Expenses; Indemnity. To the extent not reimbursed by Charterer, and without limiting the obligation of Charterer to do so, Assignee agrees to reimburse Assignor for, indemnify Assignor against, and hold Assignor harmless from, on demand, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time be imposed on, incurred by, or asserted against Assignor at a time when Assignee holds any Assignment in any way relating to this Agreement, or any transactions contemplated hereby, or any action taken or omitted to be taken by Assignor under or in connection with any of the foregoing. The covenants contained in this paragraph 7 shall survive ter-mination of this Agreement.

              8. Representations. Assignee represents that it is acquiring each Assignment solely for the purpose of investment. No transfer or further assignment by Assignee shall relieve Assignee of its obligations hereunder.

              9. Governing Law. This Agreement and the respective rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the internal laws of the State of New York.

              10. Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and (without waiving any right to removal to the United States District Court) any court of the State of New York located in The City of New York in any action, suit or proceeding arising in connection with this Agreement or any transaction herein or therein contemplated, and irrevocably waives any objection which it may now or hereafter have to the laying of venue or to the in personam and subject matter jurisdiction of any such court in any such action, suit or proceeding. Assignee further agrees that an such final judgment obtained in New York shall be a definitive, final and binding judgment upon it, and, to the maximum extent permitted by law, not subject to collateral attack by it.

              11. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereunder and their respective legal representatives, successors and assigns. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and form no part of this agreement. This Agreement supersedes any prior agreements, and sets forth the entire agreement, between Assignor and Assignee with respect to the matters covered hereby and may not be modified or supplemented orally. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof thereof to produce or account for more than one such counterpart.

              IN WITNESS WHEREOF, the parties have caused these presents to be executed by their duly authorized officers the day and year first above written.

                                      INTERNATIONALE NEDERLANDEN BANK N.V.


                                      By:
                                            Name:
                                            Title:

                                      READING & BATES OFFSHORE, LIMITED


                                      By:
                                            Name:
                                            Title: